EXHIBIT 12.


Universal Corporation and Subsidiaries
RATIO OF EARNINGS TO FIXED CHARGES
Nine Months Ended March 31, 1997 and 1996
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
                                                                                           1997                    1996
                                                                                   ---------------------     ------------------

Pretax income from continuing operations                                                       $133,342                $98,393
Pretax income of unconsolidated affiliates                                                        6,386                  3,875
Fixed Charges                                                                                    50,154                 52,454
                                                                                   ---------------------     ------------------


Earnings                                                                                       $189,449               $154,722
                                                                                   =====================     ==================


Interest                                                                                        $49,498                $51,786
Interest of unconsolidated affiliates                                                               400                    493
Debt discount amortization                                                                          256                    175
                                                                                   ---------------------     ------------------


Fixed Charges                                                                                   $50,154                $52,454
                                                                                   =====================     ==================


Ratio of Earnings to Fixed Charges                                                                  3.8                    2.9
                                                                                   =====================     ==================
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